Exhibit 19.1

National RMBS Trust 2004-1

Quarterly Report as at	13 Dec 2004

This report is provided pursuant to the “Reports to Noteholders” section of the prospectus dated 21 September 2004.

A definition or description of certain terms used in this report together with a full description of the transaction may be found in the prospectus.

Further information is available to investors on Bloomberg (page reference [NRMBS]).  Information in this report and on Bloomberg have been sourced from the same data.

Differences in formatting, calculation and rounding methodology may cause discrepancies between the two sources.

Current Periods and Interest Rates

Determination Date	13 Dec 2004

Payment Date	20 Dec 2004

Interest Period
From (and including)	28 Sep 2004
To (but excluding)	20 Dec 2004
Number of days	83

Collection Period
From start of month	Sep 2004
To end of month	Dec 2004

	Class A1 Notes		Class A2 Notes		Class A3 Notes		Class B Notes

USD-LIBOR-BBA	1.94200	% pa	not applicable		not applicable		not applicable

BBSW	not applicable		5.40850	% pa	not applicable		5.40850	% pa

EURIBOR	not applicable		not applicable		2.11048	% pa	not applicable

Margin	0.11	% pa	0.19	% pa	0.12	% pa	0.44	% pa

Interest Rate	2.05200	% pa	5.59850	% pa	2.23048	% pa	5.84850	% pa

Noteholder Distribution Summary

	Class A1 Notes (USD)		Class A2 Notes (AUD)		Class A3 Notes (EUR)		Class B Notes (AUD)		Subordination
	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	%

Original Face Amount	100,000.0000	1,000,000,000.00	500,000.00	500,000,000.00	100,000.0000	308,400,000.00	500,000.0000	18,000,000.00	0.72%
Beginning Note Balance	100,000.0000	1,000,000,000.00	500,000.00	500,000,000.00	100,000.0000	308,400,000.00	500,000.0000	18,000,000.00	0.72%
Interest Distribution	473.1000	4,731,000.00	6,365.4178	6,365,417.81	514.2496	1,585,945.63	6,649.6644	239,387.92
Principal Distribution	8,338.2377	83,382,377.13	41,691.1885	41,691,188.57	8,338.2300	25,715,125.11	0.0000	0.00
Ending Note Balance	91,661.7623	916,617,622.87	458,308.8115	458,308,811.43	91,661.7700	282,684,874.89	500,000.0000	18,000,000.00	0.79%
Less Carryover Principal Chargeoffs	0.0000	0.00	0.0000	0.00	0.0000	0.00	0.0000	0.00
Ending Stated Amount	91,661.7623	916,617,622.87	458,308.8115	458,308,811.43	91,661.7700	282,684,874.89	500,000.0000	18,000,000.00	0.79%

Total Distribution	8,811.3377	88,113,377.13	48,056.6063	48,056,606.38	8,852.4796	27,301,070.74	6,649.6644	239,387.92

Current Note Factor	0.91661762290	0.9166176229	0.916618	0.916618	0.916618	0.916618	1.000000	1.000000

Principal Distribution Statement (AUD)

Principal Collections on Housing Loans	228,669,428.39
Amount to be drawn on the Payment Date under the Redraw Facility Agreement	0.00
Issue proceeds of any Redraw Notes to be issued on the Payment Date	0.00
Other Amounts of principal received	0.00

Total Principal Collections		228,669,428.39

Reimbursement of Redraws	16,152,393.40
Repay Redraw Principal	0.00
Principal Draw	0.00
Repay Redraw Note Principal	0.00
A$ Class A1 Principal	119,117,681.62
A$ Class A2 Principal	41,691,188.57
A$ Class A3 Principal	44,721,956.71
A$ Class B Principal	0.00

Total Principal Distribution		221,683,220.30

Interest Distribution Statement (AUD)

Interest Collections	40,584,191.49
Principal Drawing	0.00
Liquidity Drawing	0.00

Total Available Income		40,584,191.49

Expenses	15,651,395.39
(includes all fees, net interest rate swap payment and other expenses of the Trust)
Reimbursement of previous Liquidity Drawings	0.00
A$ Class A1 Interest Amount	18,405,371.82
A$ Class A2 Interest Amount	6,365,417.81
A$ Class A3 Interest Amount	6,927,556.68
A$ Note Interest Amount for Redraw Notes	0.00
Interest payable under the Redraw Facility Agreement	0.00
Interest payable under the Liquidity Facility Agreement	0.00
A$ Note Interest Amount for Class B Notes	239,387.92

Excess Available Income available for Distribution		-7,004,938.13
(includes reimbursement of Principal Charge-Offs, unreimbursed Principal Drawings and distribution to Residual Income Unit Holder)

Support Facilities (AUD)

Liquidity Facility
Liquidity Facility Limit	18,630,000.00
Amount Drawn	0.00

Redraw Facility
Redraw Facility Limit	15,000,000.00
Amount Drawn	0.00

Historical CPR

2004	Sep 2004	Oct 2004	Nov 2004
	(%)	(%)	(%)

Monthly CPR	30.8	27.5	29.9

Delinquency Information as at Month Ending	30 Nov 2004

	31-60 Days Past Due	61-90 Days Past Due	91-120 Days Past Due	> 120 days Past Due	Foreclosure/ REO	Total

No. of loans	49	13	5	1	0	68
No. of loans (%)	0.22%	0.06%	0.02%	0.00%	0.00%	0.30%
Balance outstanding ($)	5,731,338.52	1,914,509.55	548,042.00	114,111.00	0.00	8,308,001.07
Balance outstanding (%)	0.25%	0.08%	0.02%	0.01%	0.00%	0.36%
Instalment Amount ($)	73,733.87	39,580.02	18,717.07	3,355.68	0.00	135,386.64

Historical Delinquencies as a Percentage of Balance Outstanding

	Sep 2004	Oct 2004	Nov 2004
	(%)	(%)	(%)

31-60 Days Past Due	0.25	0.23	0.25
61-90 Days Past Due	0.00	0.07	0.08
91-120 Days Past Due	0.00	0.00	0.02
> 120 Days Past Due	0.00	0.00	0.01
Foreclosure/REO	0.00	0.00	0.00
Total	0.25	0.30	0.36

Loss Data

	Dec 2004
Quarter Ended	(AUD)	(No Loans)

Losses on Sale of Property	0.00	0
Losses after Mortgage Insurance	0.00	0
Cumulative Losses after Mortgage Insurance	0.00	0
Cumulative Losses After Mortgage Insurance (%)	0.00%	0.00%

Summary and Weighted Average Calculations	At Issue	Nov 2004

Total Collateral Balance (AUD)	2,418,339,663.17	2,271,561,971.43
Total Number of Loans	23,176	22,112
Current Average Loan Balance (AUD)	104,346.72	102,729.83
Maximum Loan Balance (AUD)	868,291.34	863,638.81
Current Weighted Average LVR	45.99%	44.92%

Weighted Average Loan Rate	6.78%	6.78%
Weighted Average Term to Maturity (WAM) (months)	240	238
Weighted Average Seasoning (WAS) (months)	50	52

Loan Size Distribution as at Month Ending	30 Nov 2004

Loan Size Distribution	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Loan Size < $50,000	4,917	169,261,678.98	22.24%	7.45%
$50,000 <Loan Size < $100,000	8,319	617,493,656.67	37.62%	27.18%
$100,000 <Loan Size < $150,000	4,831	592,135,051.70	21.85%	26.07%
$150,000 <Loan Size < $200,000	2,097	359,818,191.61	9.48%	15.84%
$200,000 <Loan Size < $250,000	986	218,894,980.27	4.46%	9.64%
$250,000 <Loan Size < $300,000	490	133,635,566.74	2.22%	5.88%
$300,000 <Loan Size < $350,000	233	75,180,618.66	1.05%	3.31%
$350,000 <Loan Size < $400,000	109	40,714,812.55	0.49%	1.79%
$400,000 <Loan Size < $450,000	53	22,504,427.50	0.24%	0.99%
$450,000 <Loan Size < $500,000	27	12,610,420.95	0.12%	0.56%
$500,000 <Loan Size < $750,000	47	26,851,671.89	0.21%	1.18%
$750,000 <Loan Size < $1,000,000	3	2,460,893.91	0.01%	0.11%

Total	22,112	2,271,561,971.43	100.00%	100.00%

LVR Distribution as at Month Ending	30 Nov 2004

LVR Distribution	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

LVR < 50%	15,029	1,348,916,773.14	67.97%	59.38%
50% < LVR < 55%	1,231	154,706,191.55	5.57%	6.81%
55% < LVR < 60%	1,124	144,067,759.75	5.08%	6.34%
60% < LVR < 65%	1,059	138,805,144.98	4.79%	6.11%
65% < LVR < 70%	1,055	137,526,152.16	4.77%	6.05%
70% < LVR < 75%	1,092	142,380,061.72	4.94%	6.27%
75% < LVR < 80%	630	88,355,213.41	2.85%	3.89%
80% < LVR < 85%	509	65,395,205.06	2.30%	2.88%
85% < LVR < 90%	343	44,664,698.63	1.55%	1.97%
90% < LVR < 95%	31	4,841,961.96	0.14%	0.21%
95% < LVR < 100%	1	217,898.85	0.00%	0.01%
LVR > 100%	8	1,684,910.22	0.04%	0.07%

Total	22,112	2,271,561,971.43	100.00%	100.00%

Mortgage Insurance as at Month Ending	30 Nov 2004

Mortgage Insurer	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Genworth Financial	2,352	260,877,814.59	10.78%	11.64%
Royal & Sun Alliance	—	—	0.00%	0.00%
CGU Lenders Mortgage Insurance	—	—	0.00%	0.00%
PMI	29	2,462,751.29	0.13%	0.11%
Pool Insurance	19,440	1,978,006,692.60	89.09%	88.25%

Total	21,821	2,241,347,258.48	100.00%	100.00%

Geographic Distribution as at Month Ending	30 Nov 2004

Geographic Distribution	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

ACT Inner City	384	40,201,021.72	1.74%	1.77%
ACT Metro	163	16,114,982.69	0.74%	0.71%
ACT Non Metro	—	—	0.00%	0.00%
NSW Sydney Inner City	55	9,588,245.51	0.25%	0.42%
NSW Sydney Metro	3,966	577,732,314.73	17.94%	25.43%
NSW Non-Metro	2,331	211,139,549.29	10.54%	9.29%
QLD Brisbane Inner City	53	5,712,889.91	0.24%	0.25%
QLD Brisbane Metro	1,784	171,309,819.83	8.07%	7.54%
QLD Non-Metro	2,049	165,197,243.85	9.27%	7.27%
VIC Melbourne Inner City	127	16,792,095.57	0.57%	0.74%
VIC Melbourne Metro	5,204	543,684,934.57	23.53%	23.93%
VIC Non-Metro	1,570	114,231,422.20	7.10%	5.03%
WA Perth Inner City	67	7,798,377.38	0.30%	0.34%
WA Perth Metro	2,119	207,723,462.88	9.58%	9.14%
WA Non-Metro	569	48,158,165.84	2.57%	2.12%
SA Adelaide Inner City	19	2,167,888.44	0.09%	0.10%
SA Adelaide Metro	1,207	102,811,794.77	5.46%	4.53%
SA Non-Metro	298	20,350,273.93	1.35%	0.90%
NT Darwin Inner City	7	461,862.72	0.03%	0.02%
NT Darwin Metro	—	—	0.00%	0.00%
NT Non-Metro	4	403,254.14	0.02%	0.02%
TAS Hobart Inner City	10	824,244.65	0.05%	0.04%
TAS Hobart Metro	72	5,224,691.04	0.33%	0.23%
TAS Non-Metro	54	3,933,435.77	0.24%	0.17%
Undefined Post Code	—	—	0.00%	0.00%

Total	22,112	2,271,561,971.43	100.00%	100.00%

Seasoning Analysis – Total Portfolio as at Month Ending	30 Nov 2004

Seasoning Analysis	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Seasoning < 3 months	—	—	0.00%	0.00%
3 months < Seasoning < 6 months	—	—	0.00%	0.00%
6 months < Seasoning < 12 months	—	—	0.00%	0.00%
12 months < Seasoning < 18 months	—	—	0.00%	0.00%
18 months < Seasoning < 24 months	—	—	0.00%	0.00%
24 months < Seasoning < 36 months	—	—	0.00%	0.00%
36 months < Seasoning < 48 months	74	5,761,591.99	1.29%	1.97%
48 months < Seasoning < 60 months	1,285	78,855,795.81	22.45%	26.95%
Seasoning > 60 months	4,364	207,949,639.96	76.25%	71.08%

Total	5,723	292,567,027.76	100.00%	100.00%

Remaining Loan Term as at Month Ending	30 Nov 2004

Remaining Loan Term	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Term < 5 years	181	8,631,330.64	0.82%	0.38%
5 years < Term < 10 years	908	52,070,265.98	4.11%	2.29%
10 years < Term < 15 years	1,533	115,586,218.61	6.93%	5.09%
15 years < Term < 20 years	7,176	662,511,603.60	32.45%	29.17%
20 years < Term < 25 years	11,883	1,366,988,945.90	53.74%	60.18%
25 years < Term < 30 years	431	65,773,606.70	1.95%	2.90%
30 years < Term < 35 years	—	—	0.00%	0.00%
Term > 35 years	—	—	0.00%	0.00%

Total	22,112	2,271,561,971.43	100.00%	100.00%

Loan Purpose as at Month Ending	30 Nov 2004

Loan Purpose	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Purchase	7,374	784,917,083.83	33.35%	34.55%
Refinance	7,008	665,420,839.85	31.69%	29.29%
Refinance - Cash Out	1,614	130,534,262.73	7.30%	5.75%
Investor	4,826	562,782,298.77	21.83%	24.78%
Other	1,290	127,907,486.25	5.83%	5.63%

Total	22,112	2,271,561,971.43	100.00%	100.00%

Loan Type by Interest Rate as at Month Ending	30 Nov 2004

Loan Type	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Variable Rate	17,638	1,780,004,705.17	79.77%	78.36%
Fixed Rate	4,474	491,557,266.26	20.23%	21.64%

Total	22,112	2,271,561,971.43	100.00%	100.00%

Fixed Rate Term Remaining as at Month Ending	30 Nov 2004

Remaining Fixed Rate Term	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Term < 1 year	1,641	177,132,039.34	36.68%	36.03%
1 years < Term < 2 years	1,399	158,590,834.93	31.27%	32.26%
2 years < Term < 3 years	657	73,530,577.61	14.68%	14.96%
3 years < Term < 4 years	310	33,564,111.10	6.93%	6.83%
4 years < Term < 5 years	311	33,445,763.14	6.95%	6.80%
Term > 5 years	156	15,293,940.14	3.49%	3.11%

Total	4,474	491,557,266.26	100.00%	100.00%

Contact Details

Trust Manager	National Global MBS Manager Pty Ltd

Contacts	Michael White
Manager Group Funding (Securitisation)
National Australia Bank (Melbourne, Australia)
	Phone:	(+613) 8641 2157
	Facsimile:	(+613) 8641 0906
	Email:	michael_a_white@national.com.au